EXHIBIT 4
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                             SUBORDINATION AGREEMENT

         This Subordination Agreement ("Agreement") is made and entered into this 24th day of August, 2004 among THE 1818 FUND III, L.P. ("Junior Creditor"), Z-TEL COMMUNICATIONS, INC.; Z-TEL TECHNOLOGIES, INC. (the "Company"); Z-TEL, INC.; Z-TEL BUSINESS NETWORKS, INC.; Z-TEL NETWORK SERVICES, INC.; Z-TEL HOLDINGS, INC.; Z-TEL COMMUNICATIONS OF VIRGINIA, INC.; Z-TEL INVESTMENTS, INC.; TOUCH-1 COMMUNICATIONS, INC.; DirecTEL, INC.; direcCONNECT, INC.; and Z-TEL CONSUMER SERVICES, LLC (the Company and its subsidiaries are hereinafter individually and/or collectively referred to as "Debtor"), and TEXTRON FINANCIAL CORPORATION ("Senior Creditor").

                                   WITNESSETH:

         WHEREAS, Debtor is now and may from time to time be indebted to Junior Creditor;

         WHEREAS, Debtor desires to obtain loans, extensions of credit or other financial accommodations from Senior Creditor; and

         WHEREAS, Senior Creditor is unwilling to provide such financial accommodations to Debtor unless Junior Creditor and Debtor enter into this Agreement with Senior Creditor.

         NOW, THEREFORE, in consideration of the mutual covenants herein and for other valuable consideration and to induce Senior Creditor to provide financial accommodations to or for the benefit of Debtor, the parties hereto, intending to be legally bound hereby, do agree as follows:

         1. Definitions. All terms used in this Agreement that are defined in the UCC shall have the meanings ascribed thereto in the UCC unless otherwise expressly defined herein. As used in this Agreement, the following terms shall have the meanings respectively set forth after each such term:

         "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

         "Closing Costs" shall mean any fees, costs and expenses payable to Junior Creditor under the Junior Creditor Documents on or about the date of closing of the transactions contemplated by the Standby Credit Facility Agreement.

         "Common Stock" shall mean any of the common stock, par value $0.01, per share of the Company issued or issuable pursuant to (i) the conversion of the Preferred Stock, (ii) the exercise of the Warrant, (iii) the conversion or exchange of the Junior Creditor Indebtedness, or (iv) the exercise or conversion of any present or future equity interest now existing or hereinafter held by Junior Creditor.

         "Distribution" shall mean, with respect to the Junior Creditor Indebtedness, any payment, prepayment, redemption, purchase or other distribution by or on behalf of Debtor or any guarantor of the Junior Creditor Indebtedness of cash, securities or other property, by set-off or otherwise, on account of such Junior Creditor Indebtedness, other than (i) the issuance of Reorganization Subordinated Securities (to the extent permitted by Section 3 hereof) or (ii) the Preferred Stock or

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the Common Stock issued upon the conversion or exchange of Junior Creditor
Indebtedness or upon conversion of the Preferred Stock.

         "Enforcement Action" shall mean to take any action or otherwise commence the exercise of remedies against Debtor, including, without limitation, judicial or non-judicial foreclosure, notification to Debtor's account debtors, the seeking of the appointment of a receiver for any portion of Debtor's property assets or otherwise, or to take possession of any of the Senior Creditor Collateral.

         "Junior Creditor Costs and Expenses" shall mean all reasonable out-of-pocket costs and expenses, including reasonable attorney's fees, payable by the Company to Junior Creditor pursuant to the terms of the Junior Creditor Documents as in effect on the date of this Agreement or as modified in accordance with the terms of this Agreement.

         "Junior Creditor Documents" shall mean the Subordinated Note, the Standby Credit Facility Agreement (to the extent relating solely to the Subordinated Note, the Subordinated Guarantee any and all present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the indebtedness evidenced by the Subordinated Note, all as the same may from time to time be amended, modified, extended, renewed or restated in accordance with the terms of this Agreement (for the avoidance of doubt, the "Junior Creditor Documents" shall not include the Registration Rights Agreement, the Warrant, the Letter Agreement or any other agreement, documents and/or instruments evidencing, documenting or otherwise relating to any present or future equity interest now existing or hereinafter held by Junior Creditor).

         "Junior Creditor Indebtedness" shall mean all monetary obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Junior Creditor evidenced by or incurred pursuant to the Junior Creditor Documents, including, without limitation, the principal amount of the Subordinated Note), all accrued and unpaid interest thereon and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable under the Junior Creditor Indebtedness, whether before or after the filing of a Proceeding under the Bankruptcy Code, including any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. For purposes hereof, Junior Creditor Indebtedness shall not include Closing Costs.

         "Junior Creditor Indebtedness Default" shall mean a default in the payment of all or any portion of the Junior Creditor Indebtedness or in the performance of any term, covenant or condition contained in the Junior Indebtedness Documents or any other occurrence permitting Junior Creditor to accelerate the payment of or cause the redemption of all or any portion of the Junior Creditor Indebtedness.

         "Junior Creditor Indebtedness Default Notice" shall mean a written notice from Junior Creditor or the Company to Senior Creditor pursuant to which Senior Creditor is notified of the occurrence of a Junior Creditor Indebtedness Default, which notice incorporates a reasonably detailed description of such Junior Creditor Indebtedness Default.


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

         "Letter Agreement" shall mean that letter agreement dated the date hereof from the Fund to the Company relating to the Fund's agreement in principle to have the Subordinated Note paid in Common Stock or Preferred Stock under the terms and conditions set forth therein.

         "Payment Blockage" shall have the meaning assigned to such term in
Section 4(a) hereof.

         "Permitted Junior Creditor Indebtedness Payments" shall mean (i) the payment of any Junior Creditor Costs and Expenses, (ii) regularly scheduled payments of interest, on the Junior Creditor Indebtedness due at the rates and payable on a non-accelerated basis in accordance with the terms set forth in the Junior Creditor Documents and (iii) to the extent not paid as a result of a Payment Blockage, at any time following the expiration of such Payment Blockage, the payment of all accrued, but unpaid, interest on the Junior Creditor Indebtedness at the rates and payable on a non-accelerated basis in accordance with the terms set forth in the Junior Creditor Documents, including, without limitation, at any applicable default rate.

         "Preferred Stock" shall mean any shares of preferred stock of the Company.

         "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

         "Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated November 13, 2000, among the Company and Junior Creditor executed in connection with the issuance of the Company's 8% Convertible Preferred Stock, Series E, as amended, supplemented or otherwise modified from time to time.

         "Reorganization Subordinated Securities" shall mean any debt or equity securities of the Company or any other Person that are distributed to Junior Creditor in respect of the Junior Creditor Indebtedness pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated in right of payment to the Senior Creditor Indebtedness (or any debt or equity securities issued in substitution of all or any portion of the Senior Creditor Indebtedness) to at least the same extent as the Junior Creditor Indebtedness is subordinated to the Senior Creditor Indebtedness and (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Creditor Indebtedness has at least the same benefit of the obligation of such Person.

         "Senior Covenant Default" shall mean any "Event of Default" that has occurred and is continuing under the Senior Creditor Indebtedness Documents (other than a Senior Payment Default) beyond any applicable grace or cure period.


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

         "Senior Creditor Collateral" shall mean all of the property and assets of Debtor described on Exhibit A attached hereto and incorporated herein by reference and all cash and non-cash proceeds thereof.

         "Senior Creditor Documents" shall mean that certain (a) Loan and Security Agreement among Senior Creditor and Debtor, dated as of April 22, 2004 (the "Senior Loan Agreement"), and (b) any and all present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the Senior Creditor Indebtedness, all as the same may from time to time be amended, modified, extended, supplemented, renewed or restated in accordance with the terms of this Agreement.

         "Senior Creditor Indebtedness" shall mean all monetary obligations, liabilities and indebtedness of every nature of Debtor from time to time owed to Senior Creditor under the Senior Creditor Documents (but subject to the limitations contained herein and in Section 19 hereof), including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable under the Senior Indebtedness Documents, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the aggregate principal amount of the Senior Indebtedness exceed $40,000,000. Senior Indebtedness shall be considered to be outstanding whenever any loan commitment under the Senior Creditor Documents is outstanding.

         "Senior Default" shall mean any Senior Payment Default or Senior Covenant Default.

         "Senior Default Notice" shall mean a written notice from Senior Creditor to the Junior Creditor pursuant to which Junior Creditor is notified of the occurrence of a Senior Covenant Default, which notice incorporates a reasonably detailed description of such Senior Covenant Default.

         "Senior Payment Default" shall mean any "Event of Default" that has occurred and is continuing under the Senior Indebtedness Documents resulting from the failure of Debtor to pay when due (following any applicable grace or cure period) any principal, fees payable to Senior Creditor under the Senior Indebtedness Documents, or interest under the Senior Creditor Indebtedness Documents including, without limitation, any default in the payment of Senior Indebtedness after the acceleration thereof (unless such acceleration has otherwise been rescinded).

         "Standby Credit Facility Agreement" shall mean the Standby Credit Facility Agreement, dated August __, 2004, by and between the Company and Junior Creditor as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "Subordinated Guarantee" shall mean the Subordinated Subsidiaries' Guarantee, dated August __, 2004, by and among Junior Creditor and the other signatories thereto.


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

         "Subordinated Note" means that certain Senior Unsecured Note made by Debtor to the order of Junior Creditor in the principal amount of up to $15,000,000.00, a true and correct copy of which is annexed hereto as Exhibit B and made a part hereof.

         "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the State of Rhode Island.

         "Warrant" shall mean the warrants to purchase shares of Common Stock, that may be issued to the Fund pursuant to the Letter Agreement as amended, supplemented or otherwise modified from time to time.

         2. Subordination. Junior Creditor covenants and agrees that the payment of any and all of the Junior Creditor Indebtedness shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Creditor Indebtedness; provided that Debtor shall be permitted to make, and the Junior Creditor shall be entitled to receive, all Closing Costs, and subject to the provisions of Sections 3 and 4 hereof, any other Permitted Junior Creditor Indebtedness Payments. The Subordinated Note shall at all times bear a conspicuous legend that the Junior Creditor Indebtedness evidenced thereby is subordinated to the Senior Creditor Indebtedness pursuant to this Agreement. Debtor's and Junior Creditor's books shall be marked to evidence the subordination of all of the Junior Creditor Indebtedness to Senior Creditor. Senior Creditor is authorized to examine such books from time to time and to make any notations required by this Agreement. The provisions of this Section 2 shall remain effective and binding upon Junior Creditor, to the full extent of the Senior Creditor Indebtedness, even if any of the Senior Creditor Indebtedness is avoided, equitably subordinated or nullified in any Proceeding. For the avoidance of doubt, nothing in this Agreement shall prohibit or prevent the payment, distribution or issuance to Junior Creditor of (i) Reorganization Subordinated Securities or (ii) Preferred Stock or Common Stock upon the conversion or exchange of Junior Creditor Indebtedness or upon the conversion of the Preferred Stock.

         3. Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving Debtor:

                  (a) All Senior Creditor Indebtedness shall first be fully, finally and indefeasibly paid in cash and all commitments to lend under the Senior Creditor Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Junior Creditor on account of any Junior Creditor Indebtedness.

                  (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Creditor Indebtedness shall be paid or delivered directly to Senior Creditor (to be held and/or applied by Senior Creditor in accordance with the terms of the Senior Creditor Documents) until all Senior Creditor Indebtedness is fully, finally and indefeasibly paid and all commitments to lend under the Senior Creditor Documents shall have been terminated. Junior Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Creditor. Junior Creditor also irrevocably authorizes and empowers Senior Creditor, in the name of Junior Creditor, to demand, sue for, collect and receive any and all such Distributions.


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

                  (c) Junior Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Creditor Indebtedness or any liens and security interests securing the Senior Creditor Indebtedness.

         4.       Junior Creditor Indebtedness Payment Restrictions.

                  (a) Notwithstanding the terms of the Junior Creditor Documents, Debtor hereby agrees that it may not make, and Junior Creditor hereby agrees that it will not accept, any Distribution with respect to the Junior Creditor Indebtedness until the Senior Creditor Indebtedness is fully, finally and indefeasibly paid in cash in full and all commitments to lend under the Senior Creditor Documents have terminated other than Permitted Junior Creditor Indebtedness Payments; provided, however, that Debtor and Junior Creditor further agree that no Permitted Junior Creditor Indebtedness Payment (other than the payment of any Closing Costs) may be made by Debtor or accepted by Junior Creditor if, at the time of such payment (each a "Payment Blockage"):

                           (i) a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or

                           (ii)   subject to paragraph (d) of this Section 4,
         (A) the Company and Junior Creditor shall have received a Senior Default Notice from Senior Creditor stating that a Senior Covenant Default exists, (B) each such Senior Covenant Default shall not have been cured or waived and (C) 180 days shall not have elapsed since the date such Senior Default Notice was received.

                  (b) Debtor may resume Permitted Junior Creditor Indebtedness Payments (and may make any Permitted Junior Creditor Indebtedness Payments missed due to the application of paragraph (a) of this Section 4) in respect of the Junior Creditor Indebtedness or any judgment with respect thereto:

                           (i) in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this Section 4, upon a cure or waiver thereof; or

                           (ii) in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this Section 4, upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults or (B) the expiration of such period of 180 days.

                  (c) No Senior Default shall be deemed to have been waived for purposes of this Section 4 unless and until the Company shall have received a written waiver from Senior Creditor.

                  (d) Notwithstanding any provision of this Section 4 to the contrary:

                           (i) clause (ii) of paragraph (a) of this Section 4 shall not prohibit Debtor from making, nor shall it prohibit Junior Creditor from receiving, Permitted Junior Creditor Indebtedness Payments for more than an aggregate of 180 days within any period of 365 consecutive days and not more than two quarterly interest payments with respect to the Junior Creditor Indebtedness may be deferred under clause (ii) of paragraph (a) of this Section 4 within any period of 365 consecutive days;


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

                           (ii) no Senior Covenant Default which the Senior Creditor knows exists on the date any Senior Default Notice is given pursuant to clause (ii) of paragraph (a) of this Section 4 shall, unless the same shall have ceased to exist for a period of at least 90 consecutive days, be used as a basis for any subsequent such notice;

                           (iii) the failure of Debtor to make any Distribution with respect to the Junior Creditor Indebtedness by reason of the operation of this Section 4 shall not be construed as preventing the occurrence of a Junior Creditor Indebtedness Default under the applicable Junior Creditor Documents; and

                           (iv) Senior Creditor agrees to use good faith efforts to provide Junior Creditor notice of any event or circumstance which constitutes a Payment Blockage.

         5. No Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of Junior Creditor and Senior Creditor and there are no other parties (including, without limitation, Debtor) who are intended to be benefited in any way by this Agreement. The existence of this Agreement shall not commit or obligate Junior Creditor or Senior Creditor to make loans or extend credit to Debtor.

         6. Priority of Security Interests. Irrespective of (a) the time, order manner or method of creation, attachment or perfection of the respective security interests and/or liens, if any, granted to or on behalf of Junior Creditor or Senior Creditor in or on any or all of the property or assets of Debtor, (b) the time or manner of the filing of their respective financing statements, (c) whether Junior Creditor or Senior Creditor or any other bailee or agent thereof holds possession of any or all of the property or assets of Debtor, (d) the dating, execution or delivery of any agreement, document or instrument granting Junior Creditor or Senior Creditor security interests and/or liens in or on any or all of the property or assets of Debtor, (e) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests and (f) any provision of the UCC or any other applicable law to the contrary, any and all security interests, liens, rights and interests of Junior Creditor, whether now or hereafter arising and howsoever existing, in or on any or all of the Senior Creditor Collateral shall be and hereby are subordinated to any and all security interests, liens, rights and interests of Senior Creditor in and to the Senior Creditor Collateral. For purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

         7.       Standstill.

                  (a) Until the Senior Creditor Indebtedness is fully, finally and indefeasibly paid in cash and all commitments to lend under the Senior Creditor Documents shall be terminated, Junior Creditor shall not, without the prior written consent of Senior Creditor, take any Enforcement Action with respect to the Junior Creditor Indebtedness, until the earliest to occur of the following and in any event no earlier than five (5) days after Senior Creditor's receipt of written notice of Junior Creditor's intention to take any such Enforcement Action:

                           (i)    acceleration of the Senior Creditor
         Indebtedness, including acceleration as a result of the commencement of any Proceeding, or the taking of any


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

         "enforcement action" with respect to any Senior Creditor Indebtedness of the type described in the definition of "Enforcement Action"; or

                           (ii) the passage of 180 days from the delivery of a Junior Creditor Indebtedness Default Notice to Senior Creditor if any Junior Creditor Indebtedness Default described therein shall not have been cured or waived within such period.

Notwithstanding the foregoing, Junior Creditor may file proofs of claim against Debtor in any Proceeding involving Debtor. Any Distributions or other proceeds of any Enforcement Action obtained or accepted by Junior Creditor not permitted to be made by Debtor, as applicable, under this Agreement or accepted by Junior Creditor shall in any event be held in trust by it for the benefit of Senior Creditor and promptly paid or delivered to Senior Creditor for its benefit in the form received until all Senior Creditor Indebtedness is fully, finally and indefeasibly paid in cash and all commitments to lend under the Senior Creditor Documents shall have been terminated.

                  (b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Creditor Indebtedness by Senior Creditor such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then, unless judgment thereon has already been entered, all Enforcement Actions taken by Junior Creditor shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of paragraph (a) of this Section 7.

         8. Subrogation. Subject to the full, final and indefeasible payment in cash of all Senior Creditor Indebtedness and the termination of all lending commitments under the Senior Creditor Documents, Junior Creditor shall be subrogated to the rights of Senior Creditor to receive Distributions with respect to the Senior Creditor Indebtedness until the Senior Creditor Indebtedness is paid in full. Junior Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Creditor Indebtedness is recovered from the holders of the Senior Creditor Indebtedness in a Proceeding or otherwise, any Distribution received by Junior Creditor with respect to the Junior Creditor Indebtedness at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Junior Creditor in trust as property of the holders of the Senior Creditor Indebtedness and Junior Creditor shall forthwith deliver the same to Senior Creditor for its benefit for application to the Senior Creditor Indebtedness until the Senior Creditor Indebtedness is paid in full. A Distribution made pursuant to this Agreement to Senior Creditor which otherwise would have been made to Junior Creditor are not, as between Debtor and Junior Creditor, a payment by Debtor to or on account of the Senior Creditor Indebtedness.

         9. Distribution of Senior Creditor Collateral. Junior Creditor agrees that it will not ask for, demand, sue for, take or receive from Debtor or any successor or assign of Debtor, including, without limitation, a receiver, trustee or debtor in possession, whether by setoff or in any other manner, the whole or any part of the Junior Creditor Indebtedness from any of the Senior Creditor Collateral, unless and until all of the Senior Creditor Indebtedness shall have been fully, finally and indefeasibly paid in cash and all of the financing arrangements and commitments by and between Debtor and Senior Creditor have been terminated. Junior Creditor acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of any of the Junior Creditor Documents.


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

         10. Release of Senior Creditor Collateral. Junior Creditor agrees that any collection, sale or other disposition of any or all of the Senior Creditor Collateral by Senior Creditor (whether pursuant to the UCC or otherwise) shall be free and clear of any and all security interests, liens, claims and/or rights of Junior Creditor in such Senior Creditor Collateral. At the request of Senior Creditor, Junior Creditor shall promptly provide Senior Creditor with any necessary or appropriate releases to permit the collection, sale or other disposition of any or all of the Senior Creditor Collateral by Senior Creditor free and clear of Junior Creditor's security interests and liens. In addition, at the request of Senior Creditor, Junior Creditor shall promptly release any and all security interests, liens, claims and/or rights which it may have on or in the applicable Senior Creditor Collateral to facilitate the collection, sale or other disposition of such Senior Creditor Collateral by Debtor so long as the proceeds thereof are applied first to the payment of the Senior Creditor Indebtedness and any excess is then applied to the payment of the Junior Creditor Indebtedness to the extent the same is secured by such Senior Creditor Collateral.

         11. Turnover of Senior Creditor Collateral Received by Junior Creditor. In the event of any Distribution to Junior Creditor is made from any of the Senior Creditor Collateral upon or with respect to any of the Junior Creditor Indebtedness prior to the time all of the Senior Creditor Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments by and between Debtor and Senior Creditor shall have been terminated (other than Permitted Junior Creditor Indebtedness payments by Debtor to Junior Creditor on the Junior Creditor Indebtedness to the extent permitted under Section 4 above), Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor and shall forthwith deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Junior Creditor where necessary) for application against the Senior Creditor Indebtedness whether due or not due, and, until so delivered, the same shall be in trust by Junior Creditor as the property of Senior Creditor.

         12. Nonavoidability and Perfection. The subordinations and relative priority arrangements set forth in this Agreement are applicable regardless of whether the security interest and/or lien to which another security interest and/or lien is subordinated is not perfected or is voidable for any reason.

         13. Representations and Agreements of Junior Creditor and Debtor. Junior Creditor and Debtor represent and warrant to, and covenant and agree with, Senior Creditor that: (a) as of the date hereof the outstanding principal balance of the Junior Creditor Indebtedness as defined herein is $5,000,000; (b) Junior Creditor will provide Senior Creditor with written notice of the declaration by Junior Creditor of any event of default under any of the Junior Creditor Documents; (c) Junior Creditor agrees not to oppose, interfere with or otherwise attempt to prevent Senior Creditor from enforcing its security interests in and/or liens on any of the Senior Creditor Collateral or otherwise realizing upon any of the Senior Creditor Collateral; and (d) Junior Creditor shall not commence or join with any other creditors of Debtor in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Debtor.

         14. Insurance Proceeds. In the event of the occurrence of any casualty with respect to any of the Senior Creditor Collateral, Junior Creditor and Senior Creditor agree that Senior Creditor shall have the sole and exclusive right to adjust, compromise or settle any such loss with the insurer


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

thereof, and to collect and receive the proceeds from such insurer until all of the Senior Creditor Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Debtor and Senior Creditor shall have been terminated. Any insurer shall be fully protected if it acts in reliance on the provisions of this Section 13.

         15. Waiver of Certain Rights. Junior Creditor hereby waives any and all rights to (a) require Senior Creditor to marshal any property or assets of Debtor or to resort to any of the property or assets of Debtor in any particular order or manner; (b) require Senior Creditor to enforce any guaranty or any security interest or lien given by any Person other than Debtor to secure the payment of any or all of the Senior Creditor Indebtedness as a condition precedent or concurrent to taking any action against or with respect to the Senior Creditor Collateral; (c) commence any Proceeding; and/or (d) bring any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Creditor Indebtedness, any of the Senior Creditor Documents or any of the security interests and/or liens of Senior Creditor in or on any of the Senior Creditor Collateral.

         16. Bankruptcy Financing Issues. This Agreement shall continue in full force and effect after the filing of any petition for relief by or against Debtor under the Bankruptcy Code and all converted or succeeding cases in respect thereof (all references herein to the Debtor being deemed to apply to Debtor as debtor-in-possession and to a trustee for the Debtor), and shall apply with full force and effect with respect to all Senior Creditor Collateral acquired by the Debtor, and to all Senior Creditor Indebtedness and Junior Creditor Indebtedness incurred by the Debtor, subsequent to such filing. If Debtor shall become subject to a Proceeding, and if Senior Creditor shall desire to permit the use of cash collateral by Debtor or to provide post-petition financing from Senior Creditor to Debtor, Junior Creditor agrees as follows: (a) adequate notice to Junior Creditor shall be deemed to have been provided for such use of cash collateral or such post-petition financing if Junior Creditor receives notice thereof at least three (3) business days prior to the earlier of
(i) any hearing on a request to approve such use of cash collateral or such post-petition financing or (ii) the date of entry of an order approving the same; and (b) no objection will be raised by Junior Creditor to any such use of cash collateral or such post-petition financing from Senior Creditor on the grounds of a failure to provide adequate protection or other similar grounds. No objection will be raised by Junior Creditor to Senior Creditor's motion for relief from the automatic stay in any such proceeding to foreclose on, sell or otherwise realize upon the Senior Creditor Collateral.

         17. Assignment of Junior Creditor Indebtedness. Junior Creditor represents and warrants to Senior Creditor that it has not previously assigned any interest in any of the Junior Creditor Indebtedness, that no other party owns an interest in any of the Junior Creditor Indebtedness other than Junior Creditor (whether as a joint holder of the Junior Creditor Indebtedness, as a participant or otherwise) and that the entire Junior Creditor Indebtedness is owed only to Junior Creditor. Junior Creditor covenants and agrees with Senior Creditor that the entire Junior Creditor Indebtedness shall continue to be owing only to Junior Creditor, unless such indebtedness is assigned expressly subject to the terms, provisions and conditions of this Agreement, the assignee of such indebtedness agrees in writing to be bound by the terms, provisions and conditions of this Agreement and Junior Creditor shall have delivered such executed assignment and assumption agreements to Senior Creditor.

         18. Term. This Agreement shall remain in full force and effect until all of the Senior Creditor Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Debtor and Senior Creditor shall have been terminated, after which this Agreement shall terminate without further action by the parties hereto. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Creditor Indebtedness is rescinded or must otherwise be returned by Senior Creditor upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made. This is a continuing agreement of subordination and Senior Creditor may continue to extend credit or other financial accommodations and loan monies to or for the benefit of Debtor, on the faith hereof, under the Senior Creditor Documents or otherwise without notice to Junior Creditor subject to the limitations contained herein.

         19. Amendment of Senior Creditor Indebtedness; Release of Senior Creditor Collateral. Senior Creditor may at any time and from time to time without the consent of or notice to Junior Creditor, without incurring liability to Junior Creditor and without impairing or releasing the obligations of Junior Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Creditor Indebtedness, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Creditor Indebtedness; provided that Senior Creditor shall not increase the principal amount of the Senior Creditor Indebtedness (except as permitted by the definition of Senior Creditor Indebtedness herein).

         20. Modifications to Junior Creditor Documents. Until the Senior Creditor Indebtedness has been fully, finally and indefeasibly paid in cash and all lending commitments under the Senior Creditor Documents have terminated, and notwithstanding anything to the contrary contained in the Junior Creditor Documents, Junior Creditor shall not, without the prior written consent of Senior Creditor, agree to any amendment, modification or supplement to the Junior Creditor Documents the effect of which is to (a) increase the maximum principal amount of the Junior Creditor Indebtedness or the rate of interest on any of the Junior Creditor Indebtedness, except in connection with the imposition of a default rate of interest in accordance with the terms of the Junior Creditor Documents as in effect on the date hereof, (b) change the dates upon which payments of principal or interest on the Junior Creditor Indebtedness are due, except (i) as a result of acceleration and (ii) in connection with the extension of the maturity date of the Subordinated Note in accordance with the terms thereof as in effect on the date hereof, (c) change any financial covenants or events of default in respect of the Junior Creditor Indebtedness,
(d) change any redemption or prepayment provisions to become more restrictive,
(e) add any additional financial covenants or events of default to the Junior Creditor Documents, (f) change any redemption or prepayment provisions of the Junior Creditor Indebtedness, (g) alter the subordination provisions with respect to the Junior Creditor Indebtedness, including, without limitation, subordinating the Junior Creditor Indebtedness to any other indebtedness or (h) take any liens or security interests in any assets of Debtor.

         21. Reliance by Senior Creditor; Waiver of Notices; No Representations by Senior Creditor; Management of Credit Facilities by Senior Creditor. All of the Senior Creditor Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement.

Junior Creditor expressly waives all notice of the acceptance by Senior Creditor of the provisions of this Agreement and all other notices by Senior Creditor not specifically required pursuant to the terms of this Agreement. Junior Creditor agrees that Senior Creditor has not made any representation or warranty with respect to the due execution, legality, validity, completeness or enforceability of any of the Senior Creditor Documents, the perfection or priority of any security interest or lien securing any or all of the Senior Creditor Indebtedness or the collectibility of any of the Senior Creditor Indebtedness. Senior Creditor shall be entitled to manage and supervise its credit facilities with Debtor in accordance with applicable law and its usual business practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Junior Creditor may have now or hereafter in or to any of the property or assets of Debtor, and Senior Creditor shall have no liability to Junior Creditor for any loss, claim or damage allegedly suffered by Junior Creditor in any proceeding by Senior Creditor to foreclose or otherwise enforce any of its security interests in and/or liens on any of the Senior Creditor Collateral.

         22. Financial Conditions of Debtor. Except for any notice or information to be provided to Junior Creditor pursuant to this Agreement or the Junior Creditor Documents, Junior Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Debtor and of all other circumstances bearing upon the risk of nonpayment of the Junior Creditor Indebtedness that diligent inquiry would reveal and Junior Creditor hereby agrees that Senior Creditor shall have no duty to advise Junior Creditor of any information regarding such condition or any such circumstances.

         23. Notices. Any notice, request, demand, consent or other communication hereunder shall be in writing and (a) delivered in person or (b) sent by facsimile (receipt acknowledged) and confirmed by certified mail, return receipt requested and postage pre-paid or (c) sent by certified mail, return receipt requested, to the applicable party at its address or facsimile number set forth on the signature pages hereof, or at such other address or facsimile number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (receipt acknowledged), or on the third business day after the day on which mailed, if sent by certified mail.

         24. UCC Notices. If Senior Creditor shall be required by the UCC or any other applicable law to give notice to Junior Creditor of any action taken or to be taken by Senior Creditor against or with respect to any or all of the Senior Creditor Collateral, such notice shall be given in accordance with
Section 23 above and five (5) days' notice shall be conclusively deemed to be commercially reasonable.

         25. Further Assurances. Junior Creditor hereby covenants and agrees at its own expense to take any and all additional actions and execute, deliver, file and/or record any and all additional agreements, documents and instruments as may be necessary or as Senior Creditor may from time to time reasonably request to effect the subordination and other provisions of this Agreement.

         26. Modifications in Writing. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of Junior Creditor and Senior Creditor. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         27. Waivers; Failure or Delay. No failure or delay on the part of Junior Creditor or Senior Creditor in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

         28. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         29. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Junior Creditor and Senior Creditor and their respective successors and assigns.

         30. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Rhode Island (without reference to conflict of law principles). JUNIOR CREDITOR, DEBTOR AND SENIOR CREDITOR HEREBY IRREVOCABLY
(A) CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF RHODE ISLAND, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (B) WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH JUNIOR CREDITOR, DEBTOR AND SENIOR CREDITOR ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         31. Equitable Remedies. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other parties. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

         32. Attorneys' Fees and Expenses. In the event of any dispute concerning the meaning or interpretation of this Agreement which results in litigation, or in the event of any litigation by a party hereto to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to its other damages, its reasonable attorneys' fees and expenses and any actual court costs incurred.

         33. Headings. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

         34. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. Any signature delivered by a party via facsimile shall be deemed to be an original signature hereto.

                    [Signatures begin on the following page.]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

JUNIOR CREDITOR:                   THE 1818 FUND III, L.P.

                                   By:    Brown Brothers Harriman & Co.,
                                   General Partner

                                   By:    /s/ Lawrence C. Tucker
                                          -----------------------------------
                                   Name:  Lawrence C. Tucker
                                          -----------------------------------
                                   Title: Partner
                                          -----------------------------------
                                   c/o Brown Brothers Harriman & Co.
                                   140 Broadway
                                   New York, New York 10005
                                   Attention:  Lawrence C. Tucker
                                   Facsimile:  (212) 493-8429


with a copy to:                    Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                   1285 Avenue of the Americas
                                   New York, New York  10019-6064
                                   Attention:  Marilyn Sobel, Esq.
                                   Facsimile:  (212) 757-3990



SENIOR CREDITOR:                   TEXTRON FINANCIAL CORPORATION

                                   By:    /s/ Ron Eckhoff
                                          -----------------------------------
                                   Name:  Ron Eckhoff
                                          -----------------------------------
                                   Title: Vice President
                                          -----------------------------------
                                   11575 Great Oaks Way, Suite 210
                                   Alpharetta, GA 30022
                                   Attention:  SVP-ABLG Portfolio Mgmt
                                   Facsimile:  (770) 360-1672


with a copy to:                    Thomas Kaiser, Esq.
                                   Textron Financial Corporation
                                   11575 Great Oaks Way, Suite 210
                                   Alpharetta, GA  30022
                                   Facsimile:  (770) 360-1458

DEBTOR:                            Z-TEL COMMUNICATIONS, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention: Russell A. Pennington
                                   Facsimile: (813) 233-4582



                                   Z-TEL TECHNOLOGIES, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention: Russell A. Pennington
                                   Facsimile: (813) 233-4582



                                   Z-TEL NETWORK SERVICES, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention: Russell A. Pennington
                                   Facsimile: (813) 233-4582



                                   Z-TEL BUSINESS NETWORKS, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582

                                   Z-TEL, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582



                                   Z-TEL HOLDINGS, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582



                                   Z-TEL COMMUNICATIONS OF VIRGINIA, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582

                                   Z-TEL INVESTMENTS, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582



                                   TOUCH-1 COMMUNICATIONS, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582



                                   DirecTEL, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582



                                   direcCONNECT, INC.

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582

                                   Z-TEL CONSUMER SERVICES, LLC

                                   By:    TOUCH-1 COMMUNICATIONS, INC.,
                                   its sole member

                                   By:    /s/ Russell A. Pennington
                                          --------------------------------------
                                   Name:  Russell A. Pennington
                                          --------------------------------------
                                   Title: Assistant Treasurer
                                          --------------------------------------

                                   601 S. Harbour Island Blvd.
                                   Suite 210
                                   Tampa, FL 33602
                                   Attention:  Russell A. Pennington
                                   Facsimile:  (813) 233-4582


with a copy to:                    Richard B. Hadlow
                                   Holland & Knight, LLP
                                   100 North Tampa Street, Suite 4100
                                   Tampa, Florida  33602-3644
                                   P.O. Box 1288 (33601-1288)
                                   Facsimile:  (813) 229-0134

                                    EXHIBIT A
                           TO SUBORDINATION AGREEMENT

                    DESCRIPTION OF SENIOR CREDITOR COLLATERAL

         "Senior Creditor Collateral" means all of Debtor's personal property, including, without limitation, all of the following property and interests in property of Debtor, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising: (i) Receivables; (ii) Inventory;
(iii) Equipment; (iv) Contract Rights; (v) General Intangibles; (vi) Investment Property; (vii) each Deposit Account and all certificates of deposit maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC; (viii) goods and other property, whether or not delivered, (a) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (b) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property; (ix) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof; (x) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments; (xi) all other goods and personal property, whether tangible or intangible, wherever located, including money, letters of credit, and each Letter-of-credit right; (xii) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables, or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; and (xiii) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

         As used herein, the following terms shall have the following meanings:

         "Account" or "Accounts" means all now owned or hereafter acquired right, title and interest in all accounts, as such term is defined in the UCC, and any and all supporting obligations with respect to any of the foregoing.

         "Account Debtor" means a Person to whom Debtor sells inventory, goods or services in the ordinary course of business, including without limitation, each Person who is obligated on a Receivable.

         "Contract Rights" means any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper.

         "Deposit Account" has the meaning given to it in the UCC.

         "Equipment" has the meaning given to it in the UCC.

         "General Intangibles" has the meaning given to it in the UCC.

         "Inventory" has the meaning given to it in the UCC

         "Investment Property" has the meaning given to it in the UCC.

         "Letter-of-credit right" has the meaning given to it in the UCC.

         "Person" means any individual, limited liability company, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Receivable" means and includes (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as Accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to, Accounts, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person, (b) all guarantees, security and liens for payment thereof, (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (d) all proceeds of any of the foregoing.

         "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Rhode Island.

                                    EXHIBIT B
                           TO SUBORDINATION AGREEMENT

                                SUBORDINATED NOTE


                                 [See Attached.]





                                      B-1